Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2014, relating to the consolidated financial statements of Sorrento Therapeutics, Inc. and Subsidiaries for the years ended December 31, 2013 and 2012, which appears in Sorrento Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

August 22, 2014